UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:  April 4, 2006

Intrado Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employer Identification #)

1601 Dry Creek Drive, Longmont, Colorado  80503

(Address of Principal Executive Office)

(720) 494-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At a special meeting of Intrado Inc.’s stockholders held on April 4, 2006, holders of approximately 61.3% of Intrado’s common stock voted to adopt the Agreement and Plan of Merger, dated as of January 29, 2006, by and among West Corporation, a Delaware corporation, and West International Corp., a Delaware corporation and wholly owned subsidiary of West Corporation. Intrado is now a wholly owned subsidiary of West Corporation. A press release issued in connection with the merger is attached hereto as Exhibit 99.1 and hereby incorporated herein by reference.

In connection with the closing of the Merger, Intrado delisted its common stock from trading on the NASDAQ National Market as of April 4, 2006.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits:

Exhibit No.	Description

99.1	Press Release dated April 4, 2006 issued by Intrado Inc. and West Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRADO, INC.

Dated: April 4, 2006	By:	/s/ George Heinrichs
George Heinrichs
President